                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Orange County, California
March 3, 2000